                                                                    EXHIBIT 4.3

                                                                   ATTACHMENT B



                                   STDF CORP.

                      10.25% SUBORDINATED PROMISSORY NOTE

                                  NO. _______

$XXX,XXX                         HOUSTON, TEXAS                   JUNE _, 1997

FOR VALUE RECEIVED, the undersigned, STDF Corp., a Texas corporation ("Maker"), promises to pay to the order of ______________________ ("Holder"), the principal amount of $XXX,XXX, together with interest on the principal balance from time to time remaining unpaid at the rate and upon the terms provided in this Note. Each payment of or pre-payment under this Note shall be made in lawful money of the United States of America at the mailing address of the Holder set forth on the signature page to the Subscription Agreement between Maker and Holder of even date herewith, or as subsequently provided in writing by Holder to Maker.

1. PAYMENT TERMS. The entire unpaid principal balance of this Note , plus all accrued and unpaid interest on this Note shall be due and payable on December 31, 1998 (the "Maturity Date"). Interest on the outstanding principal balance of this Note shall be due and payable on the first day of each July, October, January and April as it accrues, and on the Maturity Date

2. INTEREST RATE. The unpaid principal balance of this Note from time to time outstanding will accrue interest from the date of this Note until the Maturity Date (and thereafter until paid) at a fixed rate which shall be equal to ten and one quarter percent (10.25%) per annum and shall be calculated on a 365 day basis.

3. PREPAYMENT. Maker may prepay all or any portion of this Note at any time, without premium or penalty.

4. SUBORDINATION. All principal and interest obligations of Maker to Holder under this Note shall be subordinate to all other Obligations in right of payment. Upon occurrence of a default under an Obligation, Maker may not pay the amounts due under this Note prior to payment in full (or cancellation as the case may be) of all Obligations. Notwithstanding the foregoing, until a default occurs under an Obligation, Maker may pay the amounts due under this Note. If Holder receives any prepayment from Maker in violation of this Section, Holder shall hold any such payment in trust for Maker and shall promptly turn such payment over to Maker in the form received (with any necessary endorsements), to be applied to the Obligations. For purposes of this Section, the term "Obligations" means all obligations of the Maker to all parties other than the Holder of this Note and the other 10.25% Subordinated Promissory Notes of even date herewith due December 31, 1998 issued by Maker.


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                                                                   ATTACHMENT B



5. EVENTS OF DEFAULT: The term "Default", as used in this Note, shall mean Maker fails to pay all or any portion of the amounts due under this Note when due and such failure continues for 30 days after Maker receives written notice of Default from Holder.

6. REMEDIES OF HOLDER. Upon the occurrence of a Default under the terms of this Note, Holder shall have the following rights:

          a. ACCELERATION: Holder may, at his option, and upon giving notices required by applicable law, declare the entire principal balance of this Note and the accrued but unpaid interest thereon, immediately due and payable.

          b. OTHER RIGHTS: Holder shall have all the other rights and remedies available at law or in equity.

7. WAIVER OF JURY TRIAL. MAKER AND HOLDER HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE TRANSACTIONS COMTEMPLATED HEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party further warrants and represents that it has reviewed this waiver with legal counsel, and that it knowingly and voluntarily waives jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NOTE. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.   REQUIREMENTS FOR TRANSFER.

          a. The initial Holder hereby certifies, warrants and covenants to Maker, under penalties of perjury, that

                   (i) Holder (and any person on whose behalf Holder is acting) is not a United States person as that term is defined in the income tax laws of the United States,

                   (ii)  Holder is the beneficial owner of this Note,

                   (iii) Holder is not a ten percent (10%) shareholder of Maker as defined by the Internal Revenue code of 1986, as amended, Section 871(h)(3),

                   (iv) a United States Internal Revenue Service Form W-8 shall be executed by or on behalf of Holder, and



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                                                                   ATTACHMENT B




                   (v) Holder promises to notify Maker within 30 days of occurrence if its country of citizenship, residence or organization is found to be, or changes to, the United States.

          b. Each subsequent Holder who is not a United States person will be required to certify to Maker the information set out in subsection 8.a. above by execution of a Transfer Statement in the form attached to this Note as Exhibit A in order to effect the transfer of record title to this Note to a transferee on the books of the Maker. A Transfer Statement submitted to the Maker by any transferee who is a United States person shall have paragraph B thereof deleted and a United States Internal Revenue Service Form W-9 attached.

          c. Any subsequent Holder who is or becomes a United States person shall promptly provide to Maker a United States Internal Revenue Service Form W-9.

          d. Each Holder shall re-certify the information set forth in subsection 8.a. above to Maker annually or as more frequently requested by Maker.

          e. Each subsequent Holder / transferee shall complete, execute and deliver to Maker, a Transfer Statement, in the form attached to this Note as Exhibit A, without change or alteration, except as provided or permitted in Section 8.b. of this Note.

 9. CAPTIONS AND CERTAIN DEFINITIONS. The captions, headings, and arrangements used in this Note are for convenience only and do not affect, limit, amplify, or modify the terms of this Note. As used in this Note, the term
      (a) "Holder" means "Holder" as defined in the preamble to this Note and all subsequent holders or transferees of this Note, and (b) "Maker" means "Maker" as defined in the preamble to this Note and all subsequent holders and transferees of this Note, and (b) "Maker" means "Maker" as defined in the preamble to this Note and its successors and assigns.

 10. APPLICABLE LAW. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions within such state.


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                                                                   ATTACHMENT B



THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW. THE SECURITIES REPRESENTED BY THIS NOTE MAY BE TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.


                                        STDF CORP.
                                        A Texas Corporation

                                        By:
                                           ------------------------------------
                                           Name: Matthew D. Pond
                                           Title: Chief Financial Officer





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                                                                   ATTACHMENT B


                                   EXHIBIT A
                               TRANSFER STATEMENT


 A. The undersigned Holder ("Holder") hereby transfers and assigns to _______________ ("Transferee") all of Holder's right, title and interest in and to that one certain 10.25% Subordinated Promissory Note No._____ dated June _, 1997 (the "Note"), executed by STDF Corp. ("Maker") and payable to the order of Holder in the original principal amount of $_________.

 B. Transferee hereby certifies, warrants and covenants to and with Holder and Maker, under penalties of perjury, that

               (i) the Transferee (and any person on whose behalf Transferee is acting) is not a United States person as that term is defined in the income tax laws of the United States;

               (ii) the Transferee is the beneficial owner of the Note;

               (iii)the Transferee is not a ten percent (10%) shareholder of the Maker as defined by the Internal Revenue code of 1986 (as amended, the "Code") Section 871(h)(3);

               (iv) a United States Internal Revenue Service Form W-8 executed by or on behalf of the Transferee is attached hereto; and

               (v) the Transferee promises to notify Maker within 30 days of occurrence if its country of citizenship, residence, or organization is found to be, or changes to, the United States.

C. Transferee hereby further certifies, warrants and covenants to and with Holder and Maker that:

               (i) the Transferee has been furnished with and read carefully the Confidential Private Placement Memorandum dated April 1, 1997 (the "Memorandum"), including the Attachments thereto, pursuant to which this Note was acquired by the initial Holder hereof and understands the terms of the offering of the Notes;




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                                                                   ATTACHMENT B



               (ii) the Transferee affirms hereby directly to Maker as its, his or her own representations and warranties each of the representations and warranties of a subscriber to a Note contained in Section 3. of the Subscription Agreement included as an Attachment to the Memorandum ; and

               (iii) the Transferee is an "accredited investor" as that term is defined in Rule 501 (a) of Regulation D promulgated under the Act.




TRANSFEREE:                                 HOLDER / TRANSFEROR:

By:                                         By:
   -----------------------------               --------------------------------
Name:                                       Name:
     ---------------------------                 ------------------------------
Title:                                      Title:
      --------------------------                  -----------------------------
Date:                                       Date:
     ---------------------------                  -----------------------------


Address of Transferee:

--------------------------------

--------------------------------

--------------------------------

--------------------------------


STDF CORP.:

By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------
Date:
     ---------------------------




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